                      EMPLOYMENT AGREEMENT

     AGREEMENT made this ----- day of --------, 1995 between Robert
W. Affholder, residing at -----------------------------
(hereinafter referred to as the "Employee"), and Insituform
Technologies, Inc., a corporation organized and existing under the laws of the State of Delaware (hereinafter referred to as the "Corporation").

                      W I T N E S S E T H:
                      - - - - - - - - - -

     WHEREAS, the Corporation has entered into an Agreement and Plan of Merger dated as of May 23, 1995 (hereinafter referred to as the "Merger Agreement") with Insituform Mid-America, Inc., a Delaware corporation (hereinafter referred to as "IMA"), and ITI Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of the Corporation (hereinafter referred to as "Acquisition Sub"), pursuant to the terms and subject to the conditions of which the Corporation has agreed to the merger of Acquisition Sub into IMA, as a result of which IMA will become a wholly-owned subsidiary of the Corporation; and

     WHEREAS, it is a condition to the closing under the Merger
Agreement that the parties hereto execute and deliver this Agreement;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein set forth, the Employee hereby agrees with the Corporation as follows:

                            SECTION I
                            ---------

     A. The Corporation hereby agrees to employ the Employee, and the Employee hereby agrees to be employed by the Corporation, for the Employment Term (as hereinafter defined) and upon the other terms and conditions set forth herein.

     B. The Employee hereby agrees to serve the Corporation faithfully, diligently and to the best of his ability, under the direction of the board of directors and of the President of the Corporation, initially as principal operating officer for North American contracting operations of the Corporation, and thereafter in such other executive staff position as shall be designated by the President of the Corporation. The Employee shall render such services as the Corporation may from time to time require of him, and shall devote all of his business time to the performance thereof; provided that, it shall not be a violation of this Paragraph B for the Employee to (i) serve on corporate, civic, political or charitable boards or committees, or (ii) manage personal investments, so long as such activities do not significantly interfere with the performance of the Employee's responsibilities as an employee of the Corporation in accordance with this Agreement or violate the Corporation's conflict of interest policy as in effect from time to time. The precise services and duties which the Employee is obligated to perform hereunder may from time to time be change, amended, extended or curtailed by the President of the Corporation.

     C. The Employee shall render his services and perform his duties hereunder at the principal offices of the Corporation or any Affiliate (as hereinafter defined), as determined by the Corporation, in the metropolitan St. Louis area; provided, however, that the Corporation may require the Employee to travel in the regular business of the Corporation and its Affiliates for such purposes and periods as may be reasonable considering the duties and responsibilities of the Employee.

                           SECTION II
                           ----------

     A. Subject to the provisions of this Agreement hereinafter contained, for purposes of this Agreement the period (herein referred to as the "Employment Term") of the Employee's obligations under Section I hereof shall commence on the date hereof and shall continue for a period of three years thereafter.

     B. If the Employee shall, during the Employment Term fail to perform his duties under this Agreement owing to illness or other incapacity which shall continue for a period of more than six months, the Corporation shall have the right to terminate the Employment Term as of a date to be specified in a notice to that effect, whereupon the Employee shall continue to receive his salary at the rate provided in Section III up to the last day of the Corporation's regular payroll accounting period in which such termination shall take effect.

     C. The Employment Term may further be terminated, at the option of the Corporation, upon ten days prior written notice, for "cause" (as hereinafter defined).

     D. In the event of the Employee's death during the Employment Term, the Employment Term shall terminate immediately and the Employee's legal representatives shall be entitled to receive his salary at the rate provided in Section III up to the last day of the Corporation's regular payroll accounting period in which his death shall occur.

                           SECTION III
                           -----------

     A. The Corporation hereby agrees to pay, and the Employee hereby agrees to accept, as full compensation for the services to be rendered by him under Section I hereunder, an annual salary of $250,000, payable in equal installments at the end of such regular payroll accounting periods as are established by the Corporation, or in such other installments upon which the parties hereto shall mutually agree.

     B. The Corporation shall reimburse the Employee for reasonable and necessary expenses incurred by him on behalf of the Corporation in the performance of his duties hereunder during the Employment Term, provided that such expenses are adequately documented in accordance with the Corporations's then customary policies.

     C. During the Employment Term, the Employee shall be entitled to participate in all medical and other employee benefit plans, including vacation, sick leave, and other fringe benefits, offered or provided by the Corporation to employees similarly situated. Such benefits shall include, but not be limited to, the use of the automobile heretofore provided to him by IMA, for his activities hereunder (and with a reasonably similar replacement vehicle at the expiration of the lease therefor). During the Employment Term, the Corporation shall furnish to the Employee office facilities appropriate to his performance hereunder and secretarial assistance in connection therewith.

                           SECTION IV
                           ----------

     A. The Employee shall hold in absolute secrecy and treat confidentially all Confidential Material (as hereinafter defined), and not disclose, reproduce, publish, distribute or by any other means disseminate, in whole or in part, any Confidential Material, except as shall be authorized by the Disclosing Party (as hereinafter defined). The Employee shall not in any manner use for his benefit or for the benefit of others any Confidential Material, except as shall be authorized by the Disclosing Party.

     B. Subsequent to the date hereof and for a period (hereinafter referred to as the "Covenant Term") expiring at the later of (x) two years after the termination or expiration of all service rendered by the Employee to the Corporation or any of its Affiliates, whether as employee, consultant, director or otherwise, unless any such termination shall be effectuated by the Corporation or any Affiliate without "cause", or (y) five years after the date of this Agreement, the Employee shall not engage, directly or indirectly, whether as principal, agent, distributor, representative, stockholder or otherwise, in any activities which are in any way competitive with the business conducted by the Corporation or any Affiliate thereof, within any territory in which the Corporation or any Affiliate, directly or indirectly, conducts such business.

     C. The Employee hereby assigns to the Corporation the entire right, title and interest in and to any and all inventions, trade secrets, improvements, plans and specifications: (i) which he alone, or in conjunction with others, may make, conceive or develop; and (ii) which relate to or derive from any subject matter or problem with respect to which the Employee shall have become informed by reason of his relations with the Corporation or any

Affiliate, or to any product or process involved in the business of the Corporation or any Affiliate.

     D. The Employee further agrees that he will promptly disclose fully to the Corporation the aforesaid inventions, trade secrets, improvements, plans and specifications and will at any time render to the Corporation such reasonable cooperation and assistance (excluding financial assistance) as the Corporation may deem to be advisable in order to obtain copyrights or patents, as the case may be, on or otherwise perfect or defend the Corporation's rights in each such invention, trade secret, improvement, plan or specification, including, but not limited to, the execution of any and all applications for copyrights or patents, assignments of copyrights or patents and other instruments in writing which the Corporation, its officers or attorneys may reasonably deem necessary or desirable, and the aforesaid obligation shall be binding on the assigns, executors, administrators and other legal representatives of the Receiving Party.

     E. For purposes of this Agreement: (i) "Confidential Material" shall mean any and all information furnished to the Employee, whether before or after the date hereof, by the Corporation, any Affiliate, or any of their respective licensees, or any of their respective employees, directors, agents or representatives (each herein referred to as a "Disclosing Party"), or acquired, received, developed or learned by the Employee in the course of his relations with any Disclosing Party or relating to the business and affairs of the Corporation or any Affiliate, or any licensee thereof, or to any product or process involved in the business of the Corporation or any Affiliate, or the proprietary plans, policies, business or affairs of any Disclosing Party; provided, however, that the term "Confidential Material" shall not include information which:

          (x) becomes or has become generally available to the public other than as a result of a disclosure by the Employee;

          (y)  was available to the Employee on a non-
     confidential basis prior to its disclosure to the Employee by the Disclosing Party; or

          (z) becomes available to the Employee on a non-confidential basis from a source other than the Disclosing Party, provided that such source is not bound by a confidentiality agreement with the Disclosing Party;

(ii) "Affiliate" shall mean any person or entity directly or indirectly controlled by the Corporation; and (iii) "cause" shall mean the Employee's neglect of duties, breach of his employment or other relationship with the Corporation, conflict of interest, or refusal to follow directives of the Corporation, in each case (if such matter is susceptible of correction) if not corrected within ten days after written notice thereof by the Corporation, to the Employee (or if such correction may not reasonably be completed within such period, if diligent efforts to effectuate such correction shall not have been initiated within such period and continued through and completed within 30 days of such notice); or conviction of a crime.

     F. In view of the irreparable harm and damage which would be incurred by the Corporation or any Affiliate, or any other Disclosing Party, in the event of any violation by the Employee of any of the provisions hereof, the Employee hereby consents and agrees that, if he violates any such provisions, the Corporation or any Affiliate, or (with respect to such secrecy or non-use obligations) such other Disclosing Party, shall be entitled to an injunction or similar equitable relief to be issued by any court of competent jurisdiction restraining the undersigned from committing or continuing any such violation.

                            SECTION V
                            ---------

     The Employee hereby represents, warrants and covenants that:

     A. He is duly authorized to execute and deliver this Agreement and to perform his covenants and agreements hereunder. When executed and delivered by him, this Agreement shall constitute his valid and legally binding agreement enforceable against him in accordance with the terms hereof, except as may be limited by bankruptcy, insolvency or other laws affecting generally the enforceability of creditors' rights and by limitations on the availability of equitable remedies.

     B. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated herein, will violate any law, rule, regulation, writ, judgment, injunction, decree, determination, award, or order of any court or governmental agency or instrumentality, domestic or foreign, or conflict with or result in any breach of any of the terms of or constitute a default under or result in the termination or for the creation of any mortgage, deed of trust, pledge, lien security interest or other charge or encumbrance of any nature pursuant to the terms of any contract or agreement to which he is a party or by which he or any of his assets or properties is bound.

                           SECTION VI
                           ----------

     A. All notices, requests, instructions or documents hereunder shall be in writing and delivered personally or sent by registered or express mail, postage prepaid, as follows:

          (i)  if to the Employee:

               -----------------------------
               -----------------------------
               -----------------------------

               with a copy to:

               Thomas Litz, Esq.
               Thompson & Mitchell
               One Mercantile Center
               St. Louis, Missouri 63101

          (ii) to the Corporation:

               1770 Kirby Parkway
               Suite 300
               Memphis, Tennessee 38138

               with a copy to:

               Howard Kailes, Esq.
               Krugman, Chapman & Grimshaw
               Park 80 West - Plaza Two
               Saddle Brook, New Jersey 07663


or to such other address as either party may designate by written notice to the other party. If delivered personally, the date on which such notice, request, instruction or document is delivered shall be the date on which such delivery is made, and if delivered by mail, the date on which deposited in the mail. Each notice, request, instruction or document shall bear the date on which it is delivered.

     B. This Agreement is personal as to the Employee and shall not be assignable by the Employee. Subject to the foregoing, all of the terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns and legal representatives and (with respect to any secrecy or non-use obligations) any other Disclosing Party.

     C. This Agreement constitutes the complete understanding between the parties hereto with respect to the transactions contemplated herein, no statement, representation, warranty or covenant has been made by either party hereto except as expressly set forth herein and therein, and no modification hereof shall be effective unless in writing and signed by a party against which it is sought to be enforced.

     D. This Agreement shall be governed by and construed in accordance with the laws of the State of Tennessee applicable in the case of agreements made and to be performed entirely within such State.

     E. It is the intention of the Employee and the Corporation that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies of each jurisdiction in which enforcement is sought, but that the unenforceability of any provisions of this Agreement shall not render unenforceable, or impair, the remainder of this Agreement. Accordingly, if any provision hereof is determined to be invalid or unenforceable, either in whole or in part, this Agreement shall be deemed amended to delete or modify, as necessary, the offending provision and to alter the remainder of this Agreement in order to render it valid and enforceable.

     F. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which, taken together, shall constitute one and the same instrument.

     IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first above written.

                              INSITUFORM TECHNOLOGIES, INC.


                              By---------------------------------

                              EMPLOYEE:


                              -----------------------------------
                              Robert W. Affholder